Elamex Announces Third-Quarter Financial Results

EL PASO, TX -- 10/28/2004 -- Elamex S.A. de C.V. (NASDAQ: ELAM), a diversified manufacturing services company with food, plastics and metals operations and real estate holdings in Mexico and the United States, today announced financial results for the third quarter of 2004.

Third Quarter Results

Third quarter 2004 operations are comprised of the Food Products segment (Franklin Connections) and Shelter Services. As explained below, the results of operations for Precision Tool, Die and Machine Company ("Precision") are reflected in the Elamex consolidated statement of operations through December 19, 2003, but are excluded from consolidation in subsequent periods. The Company also has a 50.1% investment in Qualcore S. de R.L. de C.V. ("Qualcore"), an unconsolidated joint venture that manufactures plastics and metal parts. The equity method of accounting is used to recognize the results of operations for Qualcore. The company is actively working to sell its interests in both Precision and Qualcore.

Third quarter consolidated net sales totaled $25.1 million compared with $38.5 million for the third quarter of 2003. The Food Products segment represented $24.5 million, or 97.8%, of third-quarter 2004 consolidated net sales, compared with $19.1 million, or 49.6% of consolidated net sales for the third quarter of 2003. Because the operations of Precision are excluded from consolidation in 2004, year-over-year comparison of quarters shows a large decrease in net sales. In the third quarter of 2003, Precision recorded $18.7 million of net sales, which was 48.8% of consolidated net sales. Shelter Services generated $3.8 million in third-quarter 2004 net sales, compared with $4.9 million in third-quarter 2003. Inter-segment sales between Food Products and Shelter Services are eliminated in consolidation. The eliminations totaled $3.2 million for the third quarter of 2004 and $4.2 million in the third quarter of 2003.

Gross profit was $6.1 million, or 24.2% of sales, for the third quarter of 2004, compared with gross profit of $2.3 million or 6.1% of net sales for the third quarter of 2003. Precision reported a loss of $2 million at the gross profit level for the thirteen-week period ended October 3, 2003. Total operating expenses for the third quarter of 2004 were $5.9 million compared with $5.7 million for the third quarter of 2003. Third quarter 2004 operating expenses include compensation expense of $260 thousand recognized in connection with a separation agreement between the Company and a senior executive officer.

Nine Months Results

Operations for the first nine months of 2004 are comprised of the Food Products segment (Franklin Connections) and Shelter Services. As explained above, the results of operations for Precision Tool, Die and Machine Company ("Precision") are excluded from consolidation. The equity method of accounting is used to recognize the results of operations for Qualcore. The company is actively working to sell its interests in both Precision and Qualcore.

Consolidated net sales for the first nine months of 2004 totaled $68.2 million compared with $119.3 million for the first thirty-nine weeks of 2003. Because the operations of Precision are excluded from consolidation in 2004, year-over-year comparison of first nine months results show a large decrease in net sales. In the first nine months of 2003, Precision recorded $54.9 million of net sales, which was 46.0% of consolidated net sales. The Food Products segment represented $66.6 million, or 97.5% of consolidated net sales for the first nine months of 2004, compared with $54.4 million, or 45.6% of consolidated net sales for the thirty-nine week period of 2003. Shelter Services generated net sales of $11.4 million for the first nine months of 2004, compared with $22 million for the thirty-nine week period of 2003, a year-over-year decrease of 48.2%, due primarily to the sale of certain Shelter contracts during second quarter of 2003. Inter-segment sales between Food Products and Shelter Services are eliminated in consolidation. The eliminations totaled $9.7 million for the first nine months of 2004 and $12 million in the thirty-nine week period of 2003.

Gross profit was $16.7 million, or 24.6% of net sales, for the first nine months of 2004, compared with gross profit of $12.4 million or 10.4% of net sales for the comparable period of 2003. Precision reported a loss of $589 thousand at the gross profit level for the thirty-nine weeks ended October 3, 2003. Total operating expenses for the first nine months of 2004 were $16 million, compared with $21.4 million for the comparable period of 2003.

In the first quarter of 2003, recognition of $3.6 million of expense for impairment of goodwill attributable to Precision contributed to the net loss of $11 million, or $1.46 per basic and diluted share. For the first nine months of 2004 the company recorded a consolidated net loss of $2.7 million, or $0.36 per basic and diluted share.

Other income (expense) in the thirty-nine weeks ended October 3, 2003 included recognition of a gain on the sale of certain shelter contracts, miscellaneous assets and stock of five newly created companies of approximately $1.7 million.

Financial Reporting for Precision Tool, Die and Machine Company

In December 2003, Elamex announced that its board of directors had authorized the sale of Precision, the company's Metal Stamping segment, which filed for Chapter 11 protection on December 19, 2003. Neither Elamex nor any of its subsidiaries or affiliates have guaranteed any of the obligations of Precision.

As a consequence of seeking protection under bankruptcy laws, and in view of the specific pattern of facts in this situation, accounting rules require that Precision results of operations are included in the consolidated results of operations for Elamex and subsidiaries only through December 19, 2003. Thereafter, earnings or losses of Precision are recognized in accordance with the equity method of accounting, as defined by generally accepted accounting principles. Accordingly, no Precision revenues or expenses occurring subsequent to December 19, 2003, are reflected in the Elamex consolidated statement of operations. Management expects that no future losses will be recognized in connection with Precision because the parent company's investment in this subsidiary has been reduced to zero.

The equity method also defines the balance sheet presentation of Precision. As of December 31, 2003, and September 30, 2004, the net amount of Elamex's investment in Precision is zero, excluding Precision entirely from the consolidated balance sheets as of those dates.

Financial Condition

At September 30, 2004, the Company had cash and cash equivalents totaling $1.3 million and total assets of $68.4 million. Long-term debt and capital leases, excluding current portion, totaled $14.5 million at September 30, 2004, and stockholders' equity totaled $28.8 million.

About Elamex

Elamex is a Mexican company with manufacturing operations and real estate holdings in Mexico and the United States. The Company is involved in the production of food items related to its candy manufacturing and nut packaging operations, and metal and plastic parts for the appliance and automotive industries. Elamex's competitive advantage results from its demonstrated capability to leverage low cost, highly productive labor, strategic North American locations, recognized quality and proven ability to combine high technology with labor-intensive manufacturing processes in world-class facilities. As a value added provider, Elamex's key business objectives include superior customer satisfaction, long-term supplier relationships and employee growth and development, with the ultimate goal of continuously building shareholder value.

Press releases by Elamex may include forward-looking statements that involve risks and uncertainties, including, but not limited to, risks associated with the Company's future growth and development. Information contained herein should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission, including its Form 10-K filing with the Securities and Exchange Commission for the year ended December 31, 2003. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially.

              ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
              CONSOLIDATED CONDENSED BALANCE SHEETS
                (IN THOUSANDS OF U.S. DOLLARS)
                         (Unaudited)

                                       September 30,    December 31,
                                          2004              2003
                                        ----------      ----------
Assets

  Current assets                        $   24,299      $   20,876
  Property, plant and equipment, net        38,435          39,956
  Other assets, net                          5,664           6,871
                                        ----------      ----------
                                        $   68,398      $   67,703
                                        ==========      ==========

Liabilities and Stockholders' Equity

  Current liabilities                   $   25,081      $   19,535
  Long-term debt and liabilities            14,514          17,140
                                        ----------      ----------
   Total liabilities                        39,595          36,675

  Stockholders' equity                      28,803          31,028
                                        ----------      ----------
                                        $   68,398      $   67,703
                                        ==========      ==========

              ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
        CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
      (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE DATA)
                         (UNAUDITED)

                         Three        Thirteen     Nine         Thirty-nine
                         Months       Weeks        Months       Weeks
                         Ended        Ended        Ended        Ended
                         Sept. 30,    Oct. 3,      Sept. 30,    Oct. 3,
                         2004         2003         2004         2003
                         ----------   ----------   ----------   ----------

Net sales                $   25,051   $   38,455   $   68,233   $  119,283
Cost of sales                18,981       36,117       51,485      106,905
                         ----------   ----------   ----------   ----------
  Gross profit                6,070        2,338       16,748       12,378
                         ----------   ----------   ----------   ----------

Operating expenses:
  General and
   administrative             1,418        1,448        3,469        5,595
  Selling                     1,611        1,719        4,981        5,178
  Distribution                2,832        2,490        7,544        7,039
  Goodwill impairment             -            -            -        3,580
                         ----------   ----------   ----------   ----------
     Total operating
      expenses                5,861        5,657       15,994       21,392
                         ----------   ----------   ----------   ----------
     Operating income
      (loss)                    209       (3,319)         754       (9,014)
                         ----------   ----------   ----------   ----------

Other (expense) income:
 Interest expense              (523)        (873)      (1,569)      (2,583)
 Equity in losses
  of unconsolidated
  subsidiaries                 (226)        (496)        (952)      (1,018)
 Gain on sale of
  certain Shelter
  operations                                                         1,680
 Other, net                      (2)          18          (36)         844
                         ----------   ----------   ----------   ----------
     Total other expense       (751)      (1,351)      (2,557)      (1,077)
                         ----------   ----------   ----------   ----------

     Loss before
      income taxes             (542)      (4,670)      (1,803)     (10,091)

 Income tax provision           432        1,069          925          864
                         ----------   ----------   ----------   ----------

     Net loss            $     (974)  $   (5,739)  $   (2,728)  $  (10,955)
                         ==========   ==========   ==========   ==========

 Net loss per share,
  basic and diluted      $    (0.13)  $    (0.76)  $    (0.36)  $    (1.46)
                         ==========   ==========   ==========   ==========
 Shares used to compute
  net loss per share,
  basic and diluted       7,502,561    7,502,561    7,502,561    7,506,127
                         ==========   ==========   ==========   ==========

Contact:
Sam L. Henry
(915) 298-3071